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                                                                                                         EXHIBIT 11

                           CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                            STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                                               (IN THOUSANDS)

                                                 (UNAUDITED)



                                                                     Three Months Ended             Six Months Ended
                                                                  -----------------------      -------------------------
                                                                           June 30,                      June 30,
                                                                           --------                      --------
                                                                   1997            1996           1997           1996
                                                                 ----------     ----------     ----------     ----------
Net income:

Net income                                                       $    3,887     $    4,107     $    7,306     $    6,691
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                    23,661         16,460         23,586         16,300
  Shares attributable to common stock equivalents outstanding         1,187          1,297          1,241          1,297
                                                                 ----------     ----------     ----------     ----------
                                                                     24,848         17,757         24,827         17,597
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

Net income                                                       $     0.15     $     0.23     $     0.30          $0.38
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

Per share dividends and accretion:

Dividends and accretion                                          $      (90)    $     (811)    $     (178)    $   (1,604)
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                    23,661         16,460         23,586         16,300
  Shares attributable to common stock equivalents outstanding         1,187          1,297          1,241          1,297
                                                                 ----------     ----------     ----------     ----------
                                                                     24,848         17,757         24,827         17,597
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

Per shares dividends and accretion                               $      -       $    (0.04)    $    (0.01)    $    (0.09)
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

Net income per share applicable to common stock:

Net income applicable to common stock                            $    3,797     $    3,296     $    7,128     $    5,087
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

Weighted average common shares outstanding:
  Shares attributable to common stock outstanding                    23,661         16,460         23,586         16,300
  Shares attributable to common stock equivalents outstanding         1,187          1,297          1,241          1,297
                                                                 ----------     ----------     ----------     ----------
                                                                     24,848         17,757         24,827         17,597
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

Net income per share applicable to common stock                  $     0.15     $     0.19     $     0.29     $     0.29
                                                                 ----------     ----------     ----------     ----------
                                                                 ----------     ----------     ----------     ----------

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